Exhibit 99.1

Multi-Color Corporation Reports Record Fiscal Year 2005 Results

CINCINNATI, May 6, 2005 — Multi-Color Corporation (Nasdaq: LABL) today announced fourth quarter and full year results for the year ended March 31, 2005.

The Company generated record revenue of $139.5 million during fiscal 2005, a 10% increase over the prior year.

Net income rose 23% to $8.0 million, or $1.21 per diluted share, from $6.5 million, or $.99 per diluted share in fiscal 2004. Net income for fiscal 2004 included a $1.1 million pre-tax charge for an asset impairment loss and other costs incurred for closing the Company’s Las Vegas operations.

“Volume increases in our Decorating Solutions division following our January acquisition of NorthStar Print Group, coupled with productivity improvements during the second half of the year led to an outstanding finish in fiscal 2005,” stated Frank Gerace, President and CEO of Multi-Color Corporation.

Fiscal 2005 Highlights

•	The acquisition and successful integration of the NorthStar Print Group during the fourth quarter. The acquisition contributed $11.2 million in revenue and $1.1 million in pre-tax income for fiscal 2005.

•	The integration of shrink sleeve label technology into our Scottsburg, Indiana facility.

•	Strengthened management team with new talent in several key positions.

•	The completion of two major capital investments to support future growth:

➢	Successful installation and start-up of a new state-of-the-art gravure printing press in our Scottsburg, Indiana facility.

➢	Implementation of a new enterprise-wide information system.

•	The receipt of numerous industry awards for technical excellence and innovation:

➢	Miller Brewing Company Supplier of the Year.

➢	Unilever Vendor of the Year.

➢	DuPont Award for Innovation in Packaging and Food Processing.

➢	Tag & Label Manufacturers Institute (TLMI), Packaging & Label Gravure Association (PLGA) and Packaging Association of Canada (PAC).

“During fiscal 2005, we overcame significant challenges, completed several key initiatives, while at the same time regained our momentum. I am very pleased with how we finished the year,” said Frank Gerace.

Fourth Quarter Results

Multi-Color reported record results for the fourth quarter of fiscal year 2005:

•	Revenue increased 36% to $45.3 million from $33.3 million. Revenue generated from the acquired NorthStar Print Group operations was $11.2 million.

•	Gross profit increased $2.8 million due to improved operating performance in the Decorating Solutions division and the NorthStar acquisition, offset by a $.8 million reduction in the Packaging Services division due to shifts in our service mix.

•	Interest expense increased $.3 million principally due to increased debt associated with the NorthStar Print Group acquisition.

•	Net income rose 80% to $2.9 million, or $.43 per diluted share, from $1.6 million, or $.24 per diluted share in the fourth quarter of fiscal 2004, which included a $.9 million pre-tax charge for an asset impairment loss and other costs for closing the Company’s Las Vegas operations.

“In closing, I am proud of achieving our seventh consecutive year of increased earnings and our ability to reward our shareholders with a quarterly dividend,” Gerace commented. “This could not have happened without the strong performance of our committed and dedicated associates during the second half of this fiscal year. I am confident we are positioned to achieve our goals of superior growth and profitability,” concluded Gerace.

Fourth Quarter and Fiscal Year 2005 Results Conference Call and Webcast

The Company will hold a conference call on May 6, 2005 at 11:00 a.m. (ET) to discuss the press release. For access to the conference call, please dial 1-800-561-2601 (code 63200715) by 10:45 a.m. (ET). A replay of the conference call will be available from 1:00 p.m. (ET) on May 6, 2005 until midnight (ET) on May 13, 2005 at 1-888-286-8010 (code 99169904). In addition, the call will be broadcast over the Internet and can be accessed from a link on the Company’s home page at www.multicolorcorp.com. Listeners should go to the web site prior to the call to register and to download any necessary audio software.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future action which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to integrate acquisitions; the success of its significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; availability, terms and development of capital; availability of raw materials; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, and other factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Multi-Color ( http://www.multicolorcorp.com )

Cincinnati, Ohio based Multi-Color Corporation is a premier global resource of cost-effective and innovative decorating solutions and packaging services to consumer product and food and beverage companies, national retailers and container manufacturers worldwide. Multi-Color is the world’s largest producer of both in-mold labels (IMLs) and heat transfer labels (HTLs), and a major manufacturer of high-end glue-applied and pressure sensitive labels and shrink sleeves. The Company’s Packaging Services Division, Quick Pak, is a leading provider of promotional packaging, assembly and fulfillment services. Multi-Color has nine manufacturing locations in the United States. Its products are shipped to more than 250 customers in the U.S., Canada, Mexico, Central and South America, and Asia.

Multi-Color Corporation

Condensed Consolidated Statements of Income

(in 000’s except per share data) Unaudited

	Three Months Ended		Twelve Months Ended
	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004
Net Sales	$45,294	$33,256	$139,466	$126,961
Cost of Goods Sold	36,349	27,150	113,443	103,688

Gross Profit	8,945	6,106	26,023	23,273

Selling, General & Admin	3,666	2,915	12,001	10,762
Impairment Loss/Closure Costs	82	858	82	1,096

Operating Income	5,197	2,333	13,940	11,415

Other (Income) Expense	13	(13)	(67)	(70)
Interest Expense	416	150	1,039	1,077

Income before taxes	4,768	2,196	12,968	10,408
Provision for taxes	1,889	600	4,986	3,902

Net Income	$2,879	$1,596	$7,982	$6,506

Basic Earnings Per Share	$0.45	$0.26	$1.27	$1.08
Diluted Earnings Per Share	$0.43	$0.24	$1.21	$0.99

Selected Segment Information (in 000’s) Unaudited
Decorating Solutions
Net Sales	$39,915	$27,905	$115,642	$105,050
Income before taxes	5,740	1,918	13,770	10,030

Packaging Services
Net Sales	5,379	5,351	23,824	21,911
Income before taxes	140	922	2,890	3,006

Selected Balance Sheet Information

(in 000’s) Unaudited

	March 31, 2005	March 31, 2004
Current Assets	$40,921	$26,461
Total Assets	$108,228	$72,447
Current Liabilities	$23,419	$18,578
Total Liabilities	$65,131	$39,478
Stockholders’ Equity	$43,097	$32,969
Total Debt	$41,149	$21,475

Certain prior year amounts have been reclassified to conform with current year reporting.

For more information, please contact:

Dawn H. Bertsche

Chief Financial Officer

Multi-Color Corporation, (513) 345-1108